Exhibit 23.1

CONSENT OF WRIGHT & COMPANY, INC.

As independent petroleum engineers, we hereby consent to all references to our firm included in this Form 10–K for the year ended December 31, 2019 and the Registration Statement No. 333–225415 on Form S–8 of Harvest Oil & Gas Corp. with respect to our estimates of the oil, natural gas and natural gas liquids reserves of Harvest Oil & Gas Corp.

Wright & Company, Inc.
TX Firm Registration No. F-12302
By: /s/ D. RANDALL WRIGHT
President

Brentwood, Tennessee
April 14, 2020